Exhibit 10.16
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (the “Amendment”), is made and entered into as of December 21, 2016, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and OBALON THERAPEUTICS, INC. and OBALON THERAPEUTICS, LLC (each a “Borrower”, and collectively, “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of June 14, 2013 (as amended from time to time, with related documents, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	Bank and Borrowers hereby agree that that certain Third Warrant to Purchase Stock issued by Obalon Therapeutics, Inc. to Bank on September 7, 2016 is hereby cancelled without exercise.

2)	Section 2.1(b) of the Agreement is hereby amended and restated, as follows:
(b)    Term Loans.
(i)    Term Loan A. Subject to and upon the terms and conditions of this Agreement, on December 21, 2016 or as soon thereafter as all conditions precedent to the making thereof have been met, Bank shall make a term loan to Borrowers in the principal amount of $10,000,000 (the “Term Loan A”). The proceeds of the Term Loan A shall be used to refinance the aggregate principal amount of all indebtedness owing from Borrowers to Bank as of December 21, 2016.
(ii)    Term Loans B. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more term loans to Borrowers in an aggregate principal amount not to exceed $5,000,000 (each a “Term Loan B” and collectively the “Term Loans B”, and together with the Term Loan A, each a “Term Loan” and collectively, the “Term Loans”). Borrowers may request Term Loans B at any time on or before the Availability End Date. The proceeds of the Term Loans B shall be used for general working capital purposes and for capital expenditures.
(iii)    Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a), and prior to the Interest-Only End Date shall be payable monthly beginning on the first day of the month next following such Term Loan, and continuing on the same day of each month thereafter. Any Term Loans outstanding on the Interest-Only End Date shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on the date that is one month immediately following the Interest-Only End Date, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed. Borrowers may prepay any Term Loan without penalty or premium.
(iv)    When Borrowers desire to obtain a Term Loan B, Borrowers shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the day on which the Term Loan B is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by an Authorized Officer.

3)	Section 2.1(c) of the Agreement is hereby deleted.

4)	Section 6.6 of the Agreement is hereby amended and restated, as follows:
6.6    Accounts. Borrowers shall at all times maintain Cash in accounts at Bank in an aggregate amount equal to or greater than the aggregate amount of all Indebtedness of Borrowers to Bank then outstanding.

5)	Section 6.7 of the Agreement is hereby amended and restated, as follows:
6.7    [Reserved].

6)	The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:
“Availability End Date” means December 21, 2017.

“Interest-Only End Date” means June 21, 2018.

“Term Loan Maturity Date” means December 21, 2020.

7)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

9)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by each Borrower;

(b)	payment of a $15,000 facility fee, which may be debited from any Borrower’s accounts;

(c)
payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any Borrower’s accounts; and

(d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
OBALON THERAPEUTICS, INC.

By:      /s/ Andrew Rasdal
Name:      Andrew Rasdal
Title:      Chief Executive Officer

OBALON THERAPEUTICS, LLC

By:      /s/ Andrew Rasdal
Name:      Andrew Rasdal
Title:      Chief Executive Officer

PACIFIC WESTERN BANK

By:     /s/ Sean Noonan
Name:     Sean Noonan
Title:     Vice President

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